IZEA Worldwide Adopts Limited-Duration Stockholder Rights Plan

ORLANDO, Fla. (May 28, 2024) – IZEA Worldwide, Inc. (NASDAQ: IZEA), the premier provider of influencer marketing technology, data, and services for the world’s leading brands and agencies, today announced that its Board of Directors have adopted a limited duration stockholder rights plan (the “Rights Plan”) under which stockholders will receive rights to purchase a new series of preferred stock in certain circumstances.

The Board of Directors adopted the Rights Plan following the rapid accumulation of stock by a single investor. The Rights Plan is designed to protect all stockholder interests by reducing the likelihood that any person or group could gain control of the Company without appropriately compensating Company stockholders for control.

“The Board and management team are committed to acting in the best interests of all of the Company's stockholders. We want investors to realize the full long-term value of their investment and receive fair and equal treatment, and the Rights Plan is designed to ensure this,” said Ted Murphy, Chairman and Chief Executive Officer of IZEA.”

The Rights Plan is not intended to prevent or interfere with any action with respect to the Company that the Board determines to be in the best interests of stockholders. Instead, it will position the Board to fulfill its fiduciary duties on behalf of all stockholders by providing the Board with time to make informed decisions about significant accumulations of Company common stock and attempts to control the Company. The Rights Plan does not preclude the Board from considering an offer that recognizes the full value of the Company. The Rights Plan encourages anyone seeking to gain control of the Company to negotiate directly with the Board.

The Rights Plan is similar to plans adopted by other publicly traded companies. While the Rights Plan is effective immediately, the rights will be exercisable only if a person or group acquires beneficial ownership, as defined in the Rights Plan, of 15% or more of the Company common stock, subject to certain exceptions. Any shareholders with beneficial ownership of 15% or more of the Company's outstanding common stock prior to this announcement are generally grandfathered at their current ownership levels but are not permitted to increase their ownership without triggering the Rights Plan. Subject to the terms of the Rights Plan, if the rights become exercisable, the ownership of any Acquiring Person (as defined in the rights agreement for the Rights Plan) will likely be significantly diluted.

Further details about the Rights Plan are contained in a Form 8-K filed by the Company with the U.S. Securities and Exchange Commission and will be available on the Securities and Exchange Commission website.

About IZEA Worldwide, Inc.
IZEA Worldwide, Inc. (including its wholly-owned subsidiaries, “IZEA”) is a marketing technology company providing software and professional services that enable brands to collaborate and transact with the full spectrum of today’s top social influencers and content creators. The company serves as a champion for the growing Creator Economy, enabling individuals to monetize their content, creativity, and influence. IZEA launched the industry’s first-ever influencer marketing platform in 2006 and has since facilitated nearly 4 million transactions between online buyers and sellers. Leading brands and agencies partner with IZEA to increase digital engagement, diversify brand voice, scale content production, and drive a measurable return on investment.

Safe Harbor Statement
All statements in this release that are not based on historical fact are “forward-looking” and intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “anticipate,” “hope,” “estimate,” “optimistic,” “believe,” “intend,” “ought to,” “likely,” “projects,” “plans,” “pursue,” “strategy” or “future,” or the negative of these words or other words or expressions of similar meaning. Examples of forward-looking statements include, among others, statements we make regarding expectations concerning product development and platform launches, future financial performance and operating results, including regarding recognition of bookings as revenues, growth, or maintenance of customer relationships, and expectations concerning IZEA’s business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements as a result of various factors, including, among others, the following: competitive conditions in the content and social sponsorship segment in which IZEA operates; failure to popularize one or more of the marketplace platforms of IZEA; our ability to maintain disclosure controls and procedures and internal control over financial reporting; our ability to satisfy the requirements for continued listing of our common stock on the Nasdaq Capital Market; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in IZEA’s periodic reports filed with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and IZEA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Press Contact
Nicole O’Hara
IZEA Worldwide, Inc.
Phone: 407-674-6911
Email: ir@izea.com